                  FINANCIAL ADVISORY AND CONSULTING AGREEMENT


         This Agreement is made and entered into as of this 8 day of November, 1996 by Commodore Applied Technologies, Inc. ("Commodore" or the "Company") and VistaQuest Inc. (the "Consultant").

         In consideration of and for the matual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Purpose. The Company hereby retains Consultant during the term specified in Section 2 hereof to render consulting advice to the Company as an investment banker relating to financial and similar matters, upon the terms and conditions set forth for this Agreement.

         2. Term. The term of this Agreement (the "Term") shall be the period beginning the date of this Agreement and ending four (4) months thereafter.

         3. Services of Consultant. During the Term the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory services contemplated by this Agreement. In the performance of these duties the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultants shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. The Consultant's duties may include, but will not necessarily be limited to:

            (a) rendering advice and assistance and providing expertise in connection with the dissemination of corporate information regarding the Company to the investment community;

            (b) rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

            (c) arranging, on behalf of the Company, at appropriate times, meetings with securities analysts and others in the securities business;

            (d) assisting in the Company's financial public relations, including discussions between the Company and the financial community:

            (e) rendering service with regard to internal operations, including advice regarding:

                (i) the formation of corporate goals and their implementation;

                (ii) the financial structure of the Company or any programs and projects in connection therewith;

                (iii) the securing, when necessary and if possible, of additional financing through banks, insurance companies and/or other institutions; and

                (iv) corporate organizations and personnel;

            (f) rendering advice with respect to any acquisition program of the Company; and

            (g) rendering advice regarding a future public or private offering of securities of the Company.

         4. Relationships with Others. The Company acknowledges that the Consultant and its affiliates are in the business of providing financial services and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit, restrict, or preclude the Consultant or its affiliates from rendering such services or advice to others.

         5. Consultant Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant, the Consultant shall not be liable to the Company, or to any officer, director, employee, stockholder or creditor of the Company, for any or omission in the course of or in connection with the rendering or providing of advice or services hereunder. Except in those cases whence the gross negligence or willful misconduct of the Consultant is alleged and proven in a judicial proceeding, the Company agrees to defend, indemnify and hold the Consultant harmless from and against any and all costs and expenses, and any liability (including, but not limited to, attorneys' fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement.

         6. Expenses. Except as otherwise explicitly provided below in this
Section 6, the Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to this Agreement, including, but not limited to, hotel, food and associated expenses, all charges for travel and long-distance telephone calls carried out in connection with the performance of its duties hereunder, and all other expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to the Agreement; provided, however, that any expense of two hundred and fifty dollars ($250) or more must be either approved in writing by the Company prior to being incurred or ratified thereafter. Expense payable under this Section 6 shall not include (i) allocable overhead expenses of the Consultant including, but not limited to, attorneys' fees, secretarial charges and rent, and (ii) long distance telephone calls incurred at any time other than while on approved Company travel.

             7. Compensation

                7.1 As compensation for the services to be rendered by the Consultant to the Company pursuant to Section 3 of this Agreement, the Company shall pay the Consultant a financial consulting fee of forty thousand dollars ($40,000). Such fee shall be paid according to the following schedule:



             $10,000 To VistaQuest Inc. shall be paid concurrently with the execution of this Agreement.
             $10,000 To VistaQuest Inc. shall be due on December __, 1996. $10,000 To VistaQuest Inc. shall be due on January __, 1997. $10,000 To VistaQuest Inc. shall be due on February __, 1997.

                7.2 As promptly as possible after the execution of this Agreement, the Company will issue and deliver to the Consultant a warrant for the purchase of up to 100,000 shares (the "Warrant Shares") of the Company's common stock with full piggy back registration rights thereon (the "Warrant"). The Warrant shall provide for a cashless exercise, i.e., the Warrant shall provide that in lieu of paying the exercise price in cash, the Consultant may surrender the Warrant for the cancellation of that number of Warrant Shares (the "Cancelled Warrant Shares") having an aggregate Premium (as defined below) as nearly as possible equal to without exceeding the aggregate exercise price of up to the Warrant Shares not being cancelled (the "Exercised Warrant Shares"). The premium prices for the Exercised Warrant Shares shall thus be paid with the Cancelled Warrant Shares and, to the extent that the aggregate exercise price of the Exercised Warrant Shares exceeds the aggregate Premium of the Cancelled Warrant Shares, such difference shall be paid in cash. For purposes of this
Section 7.2, the "Premium" of a Warrant Share in the amount by which the market price of the Warrant Share exceeds the exercise price. The Warrant may be exercised in which or in part at any time, and from time to time, commencing on or after the date hereof until 5:00 p.m. New York time November, 2000, (whereupon the Warrants shall expire and be of no further force or effect). The Warrant shall be exercised at a price of $5.00.

                    The exercise price shall be subject to adjustment, to protect the Consultant against dilution, as set forth in appropriate antidilution provisions in the Warrant. The Warrant shall also provide that stock certificates for any shares purchased by the Consultant under the Warrant shall be delivered to the Consultant no later than 10 days after the receipt of payment of the exercise price by the Company.

                7.3 (a) If any time during the period commencing on the date hereof, the Company proposes to file a registration statement to register shares of the common stock under the Act for sale to the public in an underwritten offering, it will at each such time promptly give written notice to the Consultant of its intention to do so and, upon the written request of the Consultant made within 15 calendar days after the receipt of any such notice (which request must specify the number of shares of registration stock which the Consultant intents to dispose of, and must state the intended method of disposition thereto), the Company will effect the registration under the Act of the shares as and when requested by the Consultant. The registration rights of the Consultant shall be subject to reduction or elimination if so required by the Company's managing underwriter, provided, that if such offering also registers shares for other selling shareholders, all of the Consultant's Warrant Shares shall be included in the registration.

                    (b) The costs and expenses (other than underwriting discounts and commissions) of all registrations and qualifications under the Act and of all other actions the Company is required to take or effect in connection with the registration rights described herein, shall be paid by the Company (including, without limitation, all registration and filing fees, printing expenses, fees and expenses of complying with the Blue Sky laws of the State of New York, and fees and disbursements of counsel for the Company and of the Company's independent public accountants).

         8. Limitation Upon the Use of Advice and Services.

            8.1 No person or entity, other than the Company, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice no others, or encourage or facilitate the use or reliance upon such advice by others, without the prior written consent of the Consultant.

            8.2 It is clearly understood that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever to recommend or advise its clients to purchase the securities of the Company. Research reports that may be prepared by the Consultant will, when, and if prepared, be based solely on the independent judgment of analysts of the Consultant or senior corporate finance personnel of the Consultant.

            8.3 The use of the Consultant's names in any annual report or other report of the Company, or any reference of similar document prepared by or on behalf of the Company, must have the prior written approval of the Consultant unless the Company is required by law to include the Consultant's name in such annual report, other reports or release, in which event the Consultant will be furnished with a copy of such annual report, other report or release using the Consultant's name in advance of publication by or on behalf of the Company.
Any such written materials produced by the Consultant and shared with or relied upon by the Company are the sole property of the Consultant, and must be returned, along with all copies thereof, to the Consultant, within five days of the completion of the Consultant's duties or the termination of the Consultant's services under this Agreement.

            8.4 The Consultant shall not disclose confidential information which it learns about the Company as a result of its engagement hereunder, except for such disclosures as may be required for Consultant to perform its duties hereunder, as is agreed to in writing by the parties, or is ordered by a Court having jurisdiction with respect to this Agreement.

         9. Severability. Every provision of this Agreement is intended to be enforceable. If any part or provision hereof is deemed unlawful for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

         10. Miscellaneous.

             10.1 Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, (i) if to the Consultant, at VistaQuest Inc., 380 Lexington Avenue, Suite 700, New York, New York 10168-0002, Attention: Mark Kabbash, President, with a copy to Kramer, Levin, Naftalis & Frankel, at 919 Third Avenue, New York, NY 10022. Attention:
Bruce Rabb or (ii) if to the Company, 150 East 58th Street, Suite 3400, New York, 10155, Attention: Paul E. Hannesson, President and Chairman of the Board of Directors, with a copy to Greenberg Traurig Hoffman, Lipoff Rosen & Quentel, 153 East 53rd Street, New York, New York 10022. Atten: Stephen A. Weiss, Esq., or to such address as may hereafter be designated in writing by any such parties to the others. Such notice or other communication shall be deemed to be given on the date of receipt.

             10.2 At the end of the Term, the provisions of this Agreement relating to the duties of the Consultant and compensation by the Company as it applies to such Consultant shall cease to be in effect, except for those rights and obligations that by their nature are intended to survive the termination of this Agreement, including but not intended to the Company's obligations of payment for services rendered prior thereto and the provisions set forth in
Section 7 above. The Agreement shall survive any merger of the Company or sale of substantially all of its assets and this Agreement shall be binding on the surviving company after any such merger or acquisition, and upon both the Company and the acquiring company after any such date.

             10.3 This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supercedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereo.

             10.4 This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

             10.5 This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws. Each party hereby consents to the jurisdiction of the State and Federal courts sitting in New York City in any action arising out of this Agreement, and each party further agrees that the service of process or of any papers upon it by registered mail at their respective addressess set forth herein shall be declared good, proper and effective service upon it, and each party waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the establishment of personal jurisdiction or venue in any such court, suit, action, or proceeding.

             10.6 This Agreement and the rights hereunder may not be assigned by either party (except by operation of law or in the case of a merger or acquisition in accordance with Section 10.2) and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

             10.7 The headings in this Section of this Agreement are included for convenience of reference only and shall not affect or be deemed to affect the meaning of any provision of this Agreement.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                            COMMODORE APPLIED TECHNOLOGIES, INC.



                                            By: /s/ Paul E. Hannesson
                                                ----------------------
                                            Name: Paul E. Hannesson
                                            Title: Chairman of the Board
                                                   Directors



                                            VISTAQUEST INC.



                                            By: /s/ Mark Kabbash
                                                --------------------
                                            Name: Mark Kabbash
                                            Title: President

                                  AMENDMENT TO
                  FINANCIAL ADVISORY AND CONSULTING AGREEMENT
                  -------------------------------------------


         THIS AMENDMENT, dated as of February 5, 1997 (the "Amendment"), between COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and VISTAQUEST INC. (the "Consultant").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the parties hereto have heretofore entered into a Financial Advisory and Consulting Agreement, dated as of November 8, 1996 (the "Agreement"), and a Common Stock Cashless Warrant, dated November 8, 1996 (the "Warrant");

         WHEREAS, the Company and the Consultant wish to amend (a) Sections 2 and 7.1 of the Agreement to extend the term of the Agreement by three months and to adjust the compensation accordingly, and (b) Section 7.2 of the Agreement and the number of shares of common stock which may be acquired under the Warrant to 60,000 from 100,000.

         NOW, THEREFORE, the parties hereto hereby agree that the Agreement be amended as follows:

         1. Definitions; references; continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof," "hereunder," "herein," and "hereby" and each other similar reference, and each reference to "this Agreement" and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue and remain in full force and effect.

         2. Term. Section 2 of the Agreement shall be replaced with the following:

         "The term of this Agreement (the "Term") shall be the period beginning the date of this Agreement and ending seven (7) months thereafter."

         3. Compensation. Section 7.1 of the Agreement shall be revised to increase the aggregate financial consulting fee payable to the Consultant to sixty-four thousand dollars ($64,000) and insert at the end of such subsection the following:

        "$8,000 To VistaQuest Inc. shall be due on March 8, 1997.
         $8,000 To VistaQuest Inc. shall be due on April 8, 1997.
         $8,000 To VistaQuest Inc. shall be due on May 8, 1997."

         4. Warrant Shares. Section 7.2 of the Agreement and the sections titled "Number of Shares" and "Subscription and Payment of Purchase Price" in the Warrants shall be revised to indicate that the number of shares of common stock which may be acquired under the Warrant shall be 60,000 (subject to adjustment for stock splits and recapitalizations), rather than 100,000. As promptly as possible after the execution of this Amendment, the Company shall issue and deliver to the Consultant a new warrant for the purchase of up to 60,000 shares, and the original warrant, dated November 8, 1996, shall be surrendered to the Company and cancelled.

         5. Counterparts. This Amendment may be executed in counterparts.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                            COMMODORE APPLIED TECHNOLOGIES, INC.


                                            By: /s/ Paul Hannesson
                                                ------------------
                                            Name: Paul Hannesson
                                            Title: Chairman




                                            VISTAQUEST INC.


                                            By: /s/ Mark Kabbash
                                                -------------------
                                            Name: Mark Kabbash
                                            Title: President